UNITED STATES OF AMERICA

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2017 (May 11, 2017)

CHEMUNG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-13888	16-1237038
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Chemung Canal Plaza, Elmira, NY 14901

(Address of principal executive offices) (Zip Code)

(607) 737-3711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.16e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of Chemung Financial Corporation (Nasdaq: CHMG), held May 11, 2017, shareholders voted on three proposals. The proposals are described in detail in Chemung Financial Corporation’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2017. Anders M. Tomson, President and Chief Executive Officer, made presentations at the Annual Meeting which included slides containing financial and other information. A copy of these slides is contained in Exhibit 99.1 which is attached hereto and incorporated herein by reference.

Proposal 1: Election of Directors

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Bruce W. Boyea	3,124,692	77,349	806,692
Stephen M. Lounsberry III	2,960,992	241,048	806,692
Anders M. Tomson	3,127,312	74,729	806,692
G. Thomas Tranter Jr.	2,962,843	239,198	806,692
Larry H. Becker	3,084,152	117,889	806,692

Messrs. Boyea, Lounsberry, Tomson, Tranter and Becker were elected.

Proposal 2: Approval of the Company’s Named Executive Officers Compensation (“Say-on-Pay”)

Say-on-Pay
Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,623,529	482,418	96,093	806,692

The Company’s Named Executive Officers’ compensation was approved.

Proposal 3: Ratification of the Appointment of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2017

Votes For	Votes Against	Abstain
3,853,736	78,716	76,281

The appointment of Crowe Horwath LLP was ratified.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits

Exhibit No.

99.1	Copies of slides used in a presentation at the 2017 Annual Meeting of Shareholders of Chemung Financial Corporation at the Holiday Inn – Riverview, 760 East Water Street, Elmira, New York at 2:00 p.m. on May 11, 2017.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

May 12, 2017	By: /s/ Karl F. Krebs

Karl F. Krebs
Chief Financial Officer and Treasurer